Exhibit 23.1



                        Consent of Thomas Monahan CPA



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                                  CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated May 31, 2000, relating to the audited financial statements for period from inception March 22, 2000) to April 30, 2000 in a registration statement on SB-2 of Digital Capital.com, Inc. to be filed with the Securities and Exchange Commission.


May 31, 2000

                                      /s/Thomas Monahan
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                                      Thomas Monahan CPA